EXHIBIT 99.B(d)(64)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

J.P. Morgan Investment Management Inc.

As of October 3, 2005, as amended April 10, 2009

SEI Institutional Managed Trust

High Yield Bond Fund

U.S. Fixed Income Fund

Agreed and Accepted:

SEI Investments Management Corporation	J.P. Morgan Investment Management Inc.

By: /s/ Aaron C. Buser	By: /s/ Scott Moritz

Name: Aaron C. Buser	Name: Scott Moritz

Title: Vice President	Title: Vice President

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

J.P. Morgan Investment Management Inc.

As of October 3, 2005, as amended April 10, 2009

Pursuant to Paragraph 5, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Managed Trust

High Yield Bond Fund	x.xx%
U.S. Fixed Income Fund	x.xx%

Agreed and Accepted:

SEI Investments Management Corporation	J.P. Morgan Investment Management Inc.

By: /s/ Aaron C. Buser	By: /s/ Scott Moritz

Name: Aaron C. Buser	Name: Scott Moritz

Title: Vice President	Title: Vice President